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                            FIRST SUPPLEMENTAL INDENTURE


                                        FROM


                        WISCONSIN PUBLIC SERVICE CORPORATION


                                         TO


                 FIRSTAR BANK MILWAUKEE, N.A., NATIONAL ASSOCIATION


                                      TRUSTEE

                              -----------------------


                            Dated as of December 1, 1998


                             SUPPLEMENTAL TO INDENTURE


                            Dated as of December 1, 1998


                               Senior Debt Securities


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


          This FIRST SUPPLEMENTAL INDENTURE is made as of the 1st day of December, by and between WISCONSIN PUBLIC SERVICE CORPORATION, a corporation duly organized and existing under the laws of the State of Wisconsin (the "Company"), and FIRSTAR BANK MILWAUKEE, N.A., NATIONAL ASSOCIATION, a corporation duly organized and existing under the laws of the United States, as trustee (the "Trustee").

                               RECITALS OF THE COMPANY:

          WITNESSETH:  that

          The Company has heretofore executed and delivered its Indenture (hereinafter referred to as the "Indenture"), made as of December 1, 1998; and

          Section 3.1 of the Indenture provides that Securities may be issued from time to time in series pursuant to a supplemental indenture specifying the terms of each series of Securities; and

          The Company desires to establish a series of Securities to be designated "Senior Notes, 6.08% Series Due December 1, 2028" (the "Securities of the Series due 2028"); and

          Section 10.1 of the Indenture provides that the Company and the Trustee may enter into indentures supplemental thereto for the purposes, among others, of establishing the form or terms of Securities of any series and adding to the covenants of the Company; and

          The execution and delivery of this First Supplemental Indenture (herein, this "Supplemental Indenture") has been duly authorized by a Board Resolution;

          NOW, THEREFORE, this Supplemental Indenture

          WITNESSETH, that, in order to set forth the terms and conditions upon which Securities of the Series due 2028 are, and are to be, authenticated, issued and delivered, and in consideration of the sum of one dollar duly paid to it by the Trustee at the execution of this Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of such Securities as follows:

                                     ARTICLE I
                         RELATION TO INDENTURE; DEFINITIONS

SECTION 1.1.

          This Supplemental Indenture constitutes an integral part of the Indenture.

SECTION 1.2.

          For all purposes of this Supplemental Indenture:

          (a) Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Indenture;

          (b) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture; and

          (c) The terms "hereof," "herein," "hereby," "hereto," "hereunder," and "herewith" refer to this Supplemental Indenture.

                                    ARTICLE II
                                   THE SECURITIES

          There is hereby established a series of Securities pursuant to
Section 3.01 of the Indenture as follows:

          (a) The title of the Securities of the series hereby established is "Senior Notes, 6.08% Series Due December 1, 2028."

          (b) The aggregate principal amount of the Securities of the Series due 2028 which may be authenticated and delivered under the Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of other Securities of such series pursuant to Sections 2.05, 3.04, 3.05, 3.06, 10.06 or 12.07) shall be limited to Fifty Million Dollars ($50,000,000).

          (c) The Securities of the Series due 2028 are to be issued in permanent global form without coupons. The beneficial owners of interests in such permanent Global Security or Securities may not exchange such interests for Securities of such series other than in the manner provided in Section
2.05 of the Indenture. The Depositary for the Securities of the Series due 2028 shall be The Depositary Trust Company.

          (d) The Stated Maturity of the Securities of the Series due 2028 is December 1, 2028.

          (e) The Securities of the Series due 2028 shall bear interest at the rate of 6.08% per annum and such interest shall accrue from December 1, 1998 (or from the most recent Interest Payment Date to which interest on the Securities of the Series due 2028 has been paid or provided for). The Interest Payment Dates for the Securities of the Series due 2028 shall be June 1 and December 1 in each year commencing June 1, 1999, and the Regular Record Date for the interest payable on any Interest Payment Date shall be the fifteenth day (whether or not a Business
Day) preceding such Interest Payment Date.

          (f) Principal of and interest on the Securities of the Series due 2028 shall be payable in U.S. Dollars at the Corporate Trust Office of the Trustee.

          (g) The Securities of the Series due 2028 are subject to redemption in whole at any time or in part from time to time at the option of the Company at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Securities of the Series due 2028 to be redeemed or
(ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date on a semi-annual basis (assuming a 360 day year of twelve 30-day months) at the treasury yield as hereinafter defined, plus two-tenths of one percent (.20%) plus in each case accrued interest to the Redemption Date. Such Redemption Date shall be set forth in an Officers' Certificate delivered to the Trustee on or before the Redemption Date and upon which the Trustee may conclusively rely.

          For purposes of this paragraph (g):

          "Treasury Yield" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

          "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes. "Independent Investment Banker" means Salomon Smith Barney Inc. or, if such firm is unwilling or unable to select the Comparable Treasury Issue, one of the remaining Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

          "Comparable Treasury Price" means, with respect to any Redemption Date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations for such Redemption Date, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations. "Reference Treasury Dealer Quotations" means, with respect to each

Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such Redemption Date.

          "Reference Treasury Dealer" means (i) each of Salomon Smith Barney Inc. ("Salomon") and any other primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer") designated by, and not affiliated with, Salomon, PROVIDED, HOWEVER, that if Salomon or any of its designees shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Company.

          (h) The Securities of the Series due 2028 shall not be subject to any sinking fund and shall not be redeemable at the option of the Holders thereof.

          (i) The Securities of the Series due 2028 shall initially be issued in whole in the form of one or more Global Securities. If individual securities of the Series due 2028 are issued under the conditions specified in Section 2.05 of the Indenture, individual certificates will be issued in denominations of $1,000 or any integral multiple thereof.

          (j) The Related Series of Collateral Bonds being delivered to the Trustee in connection with the issuance of the Securities of the Series due 2028 is the Company's First Mortgage Bonds, Collateral Series A.

          Such Securities shall be initially authenticated and delivered from time to time upon delivery to the Trustee of the documents required by
Section 3.1 of the Indenture, the form of Securities for the Securities of the Series due 2028 substantially in the form of Security attached hereto as Appendix I, which is incorporated herein by reference.

                                  ARTICLE III
                         TRANSFER OF COLLATERAL BONDS

          The Company hereby issues, delivers and transfers to the Trustee in connection with the issuance of the Securities of the Series due 2028 Fifty Million Dollars ($50,000,000) aggregate principal amount of a related issue of Collateral Bonds of the Company designated "First Mortgage Bonds, Collateral Series A" (each, a "Related Issue," as to the series of Securities it secures, and, the "Collateral Bonds"), which has been fully registered in the name of the Trustee in such capacity, to be held in trust for the benefit of the Holders from time to time of the Related Issue of Securities and, if such transfer does not constitute a sale of the Collateral Bonds to the Trustee, the Company hereby grants a perfected security interest in the Collateral Bonds for the benefit of such Holders, in each case as security for any and all obligations of the Company under the Indenture, this Supplemental Indenture and the Related Issue of Securities, including but not limited to (1) the full and prompt payment of the interest on, principal of, and premium, if any, on such Related Issue of Securities when and as the same shall become due and payable in accordance with the terms and provisions of the

Indenture and this Supplemental Indenture and such Related Issue of Securities, either at the Stated Maturity thereof, upon acceleration of the maturity thereof or upon redemption, and (2) the full and prompt payment of any interest on such Related Issue of Securities when and as the same shall become due and payable in accordance with the terms and provisions of the Indenture and this Supplemental Indenture and such Related Issue of Securities. The Trustee shall enforce all of its rights under the First Mortgage Indenture as a holder of each Related Issue of Collateral Bonds transferred to it as provided in this Article III for the benefit of the Holders of the respective Related Issue of Securities and the proceeds of the enforcement of such rights shall be applied by the Trustee to satisfy the Company's obligations under the Indenture, this Supplemental Indenture, and such Related Issue of Securities.

          The Company shall make payments of the principal of, and premium or interest on each of the Collateral Bonds to the Trustee, which payments shall be applied by the Trustee to satisfaction of all obligations then due on the respective Related Issue of Securities.

          The Collateral Bonds shall not be sold or transferred by the Trustee until the earlier of the Release Date or the prior retirement of the Related Issue of Securities through redemption, repurchase or otherwise. Without limiting the generality of the foregoing, in no event shall the Collateral Bonds be sold or become the absolute property of any person in violation of the applicable provisions of Section 182.04(2) of the Wisconsin Statutes or any successor statutory provision. The "Release Date" shall be the date that all First Mortgage Bonds of the Company issued and outstanding under the First Mortgage Indenture, other than the Collateral Bonds, have been retired (at, before or after the maturity thereof) through payment, redemption or otherwise, provided that no Default or Event of Default has occurred and, at such time, is continuing under the Indenture.

          A copy of the forms of Collateral Bond is attached hereto as Appendix II and its terms are hereby incorporated by reference herein.


                                   ARTICLE IV
                                 MISCELLANEOUS

SECTION 4.1.

          The Trustee has accepted the amendment of the Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect of any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (a) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (b) the proper authorization hereof by the Company by corporate action or otherwise, and (c) the due execution hereof by the Company.

SECTION 4.2.

          This Supplemental Indenture shall be construed in connection with and as a part of the Indenture.

SECTION 4.3.

          (a) If any provision of this Supplemental Indenture conflicts with another provision of the Indenture required to be included in indentures qualified under the Trust Indenture Act of 1939, as amended (as enacted prior to the date of this Supplemental Indenture), by any of the provisions of Sections 310 to 317, inclusive, of said act, such required provision shall control.

          (b) In case any one or more of the provisions contained in this Supplemental Indenture or in the Securities issued hereunder should be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected, impaired, prejudiced or disturbed thereby.

SECTION 4.4.

          Whenever in this Supplemental Indenture either of the parties hereto is named or referred to, such name or reference shall be deemed to include the successors or assigns of such party, and all the covenants and agreements contained in this Supplemental Indenture by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

SECTION 4.5.

          (a) This Supplemental Indenture may be simultaneously executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

          (b) The descriptive headings of the several Articles of this Supplemental Indenture were formulated, used and inserted in this Supplemental Indenture for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

          IN WITNESS WHEREOF, WISCONSIN PUBLIC SERVICE CORPORATION has caused this Supplemental Indenture to be executed by its Chairman, Chief Executive Officer, President, Vice Chairman or a Vice President, or any other officer selected by the Board of Directors, and its corporate seal to be hereunto affixed, duly attested by its Secretary or an Assistant Secretary, and FIRSTAR BANK MILWAUKEE, N.A., NATIONAL ASSOCIATION, as Trustee as aforesaid, has caused this Supplemental Indenture to be executed by one of its authorized signatories, as of December 1, 1998.

                              WISCONSIN PUBLIC SERVICE
                                CORPORATION


                              By:

                                     /s/ Daniel P Bittner
                              Name:     Daniel P. Bittner
                              Title:    Senior Vice President-Finance

ATTEST:

/s/ Francis J. Kicsar
Secretary

                              FIRSTAR BANK MILWAUKEE, N.A.,
                                 NATIONAL ASSOCIATION


                              By: /s/ Amy E. Nolde
                              Name:     Amy E. Nolde
                              Title:    Assistant Vice President

ATTEST:

/s/ Yvonne Siira
Name:     Yvonne Siira
Title:    Assistant Secretary

                                                                     APPENDIX I

CUSIP:
No.
                                                                 $__________


          THIS SECURITY IS A GLOBAL SECURITY REGISTERED IN THE NAME OF THE DEPOSITARY (REFERRED TO HEREIN) OR A NOMINEE THEREOF AND UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.*

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION (55 WATER STREET, NEW YORK, NEW YORK), TO THE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.*





* To be included so long as Security is a Global Security.

                     WISCONSIN PUBLIC SERVICE CORPORATION
                Senior Note, 6.08% Series Due December 1, 2028

          WISCONSIN PUBLIC SERVICE CORPORATION, a corporation duly organized and existing under the laws of Wisconsin (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of Fifty Million Dollars on December 1, 2028 and to pay interest thereon from December 1, 1998 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 1 and December 1 in each year, commencing June 1, 1999, at the rate of 6.08% per annum, until the principal hereof is paid or made available for payment and (to the extent that the payment of such interest shall be legally enforceable) at the rate of 6.08% per annum on any overdue principal and premium and on any overdue installment of interest.
The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the close of business on the fifteenth calendar day next preceding such Interest Payment Date (whether or not such day is a Business Day). Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

          Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Trustee maintained for that purpose, in Milwaukee, Wisconsin, in Dollars, provided, however, that at the option of the Company payment of interest may be made by wire transfer of immediately available funds into the account specified by the Depositary so long as this note is in the form of Global Security and otherwise by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

          Prior to the Release Date (as hereinafter defined), the Securities will be secured by First Mortgage Bonds, Collateral Series A (the "Collateral Bonds"), issued and delivered by the Company to the Trustee for the benefit of the Holders of the Securities (as defined herein), issued under the First Mortgage and Deed of Trust dated January 1, 1941, from the Company to First Wisconsin Trust Company (subsequently succeeded by Firstar Bank Milwaukee, N.A., National Association), Milwaukee, Wisconsin, as supplemented and amended by the supplemental indentures thereto (the "First Mortgage Indenture"). Reference is made to the First Mortgage Indenture and the Indenture for a description of the rights of the Trustee as

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holder of the Collateral Bonds, the property mortgaged and pledged under the
First Mortgage Indenture, the rights of the Company and of the Mortgage Trustee in respect thereof, the duties and immunities of the applicable Mortgage Trustee, the terms and conditions upon which the Collateral Bonds are held by the Trustee for the benefit of the Holders of Securities, and the circumstances under which additional First Mortgage Bonds may be issued.

          FROM AND AFTER SUCH TIME AS ALL FIRST MORTGAGE BONDS (OTHER THAN COLLATERAL BONDS) ISSUED UNDER THE FIRST MORTGAGE INDENTURE HAVE BEEN RETIRED THROUGH PAYMENT, REDEMPTION OR OTHERWISE (INCLUDING THOSE FIRST MORTGAGE BONDS THE PAYMENT FOR WHICH HAS BEEN PROVIDED FOR IN ACCORDANCE WITH THE FIRST MORTGAGE INDENTURE) AT, BEFORE OR AFTER THE MATURITY THEREOF AND PROVIDED THAT NO DEFAULT OR EVENT OF DEFAULT UNDER THE INDENTURE HAS OCCURRED AND IS CONTINUING (THE "RELEASE DATE"), THE COLLATERAL BONDS SHALL CEASE TO SECURE THE SECURITIES IN ANY MANNER, AND, AT THE OPTION OF THE COMPANY, THE SECURITIES EITHER (a) WILL BECOME UNSECURED GENERAL OBLIGATIONS OF THE COMPANY OR (b) WILL BE SECURED BY FIRST MORTGAGE BONDS ISSUED UNDER AN INDENTURE OTHER THAN THE FIRST MORTGAGE INDENTURE. IN CERTAIN CIRCUMSTANCES PRIOR TO THE RELEASE DATE AS PROVIDED IN THE INDENTURE, THE COMPANY IS PERMITTED TO REDUCE THE AGGREGATE PRINCIPAL AMOUNT OF AN ISSUE OF COLLATERAL BONDS HELD BY THE TRUSTEE, BUT IN NO EVENT PRIOR TO THE RELEASE DATE TO AN AMOUNT LESS THAN THE AGGREGATE PRINCIPAL AMOUNT OUTSTANDING OF THE RELATED ISSUE OF SECURITIES INITIALLY ISSUED CONTEMPORANEOUSLY WITH SUCH COLLATERAL BONDS.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


                              WISCONSIN PUBLIC SERVICE CORPORATION

                                   By
                                      --------------------------------

Attest:
                                               [SEAL]
------------------------

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                  Form of Trustee's Certificate of Authentication.

Dated:  _______________

          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                                                     As Trustee


                                          By
                                        ---------------------------------------
                                                           Authorized Signatory


                          FORM OF REVERSE OF SECURITY.

          This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of December 1, 1998 (herein called the "Indenture"), between the Company and Firstar Bank Milwaukee, N.A., National Association, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $50,000,000.

          The Securities of this series are subject to redemption upon not less than 30 nor more than 45 days' notice by first class mail, in whole at any time or in part from time to time at the option of the Company at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Securities of this series to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date on a semiannual basis (assuming a 360 day year consisting of twelve 30-day months) at the Treasury Yield (as defined in the First Supplemental Indenture to the Indenture) plus two-tenths of one percent (.20%), plus in each case accrued and unpaid interest to the Redemption Date.

          In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

          If any Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and interest, if any, on the Securities of this series shall terminate.

          This Security is subject to Defeasance as described in the Indenture.

          The Indenture may be modified by the Company and the Trustee without consent of any Holder with respect to certain matters as described in the Indenture. In addition, the Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall bind such Holder and all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same Stated Maturity and aggregate principal amount, will be issued to the designated transferee or transferees.

          The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          The Indenture imposes certain limitations on the ability of the Company to, among other things, merge or consolidate with any other Person or sell, assign, transfer or lease all or substantially all of its properties or assets. All such covenants and limitations are subject to a number of important qualifications and exceptions. The Company must report periodically to the Trustee on compliance with the covenants in the Indenture.

          A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under this Security or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Security, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures ("CUSIP"), the Company has caused CUSIP numbers to be printed on the Securities of this series as a convenience to the Holders of the Securities of this series. No representation is made as to the correctness or accuracy of such numbers as printed on the Securities of this series and reliance may be placed only on the other identification numbers printed hereon.

          All capitalized terms used in this Security without definition which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                 ASSIGNMENT FORM

          To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

             (Insert assignee's social security or tax I.D. number)




            (Print or type assignee's name, address and zip code)

and irrevocably appoint _______________________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:_______________________ Your Signature:_________________________________
                                               (Sign exactly as your
                                               name appears on the other
                                               side of this Security)

Signature Guaranty:____________________________________________________
                   [Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Transfer Agent, which requirements will include membership or participation in STAMP or such other signature guarantee program as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.]

Social Security Number or Taxpayer Identification
Number:_______________________________________

                                                                    APPENDIX II


                                                               Principal Amount

No.  R-                                                          $___________


                    (Form of Bond of Collateral Series A)

                     WISCONSIN PUBLIC SERVICE CORPORATION


           (Incorporated under the laws of the State of Wisconsin)
                  First Mortgage Bond, Collateral Series A


THE FIRST MORTGAGE BONDS, COLLATERAL SERIES A (HEREINAFTER, "COLLATERAL BONDS"), REPRESENTED BY THIS CERTIFICATE ARE BEING ISSUED AND DELIVERED BY THE COMPANY TO FIRSTAR BANK MILWAUKEE, N.A., NATIONAL ASSOCIATION AS TRUSTEE (IN SUCH CAPACITY, THE "SENIOR TRUSTEE") UNDER AN INDENTURE, DATED AS OF DECEMBER 1, 1998, BETWEEN THE COMPANY AND THE SENIOR TRUSTEE, AS SUPPLEMENTED BY THE FIRST SUPPLEMENTAL INDENTURE THERETO DATED AS OF DECEMBER 1, 1998 (AS SO SUPPLEMENTED, THE "SENIOR INDENTURE"). THE COLLATERAL BONDS ARE TO BE HELD IN TRUST AS COLLATERAL FOR THE BENEFIT OF THE HOLDERS OF $50,000,000 AGGREGATE PRINCIPAL AMOUNT OF SENIOR NOTES, 6.08% SERIES DUE DECEMBER 1, 2028 (THE "RELATED SECURITIES") ISSUED PURSUANT TO THE SENIOR INDENTURE.

THE COLLATERAL BONDS MAY NOT BE SOLD OR OTHERWISE TRANSFERRED (EXCEPT TO A SUCCESSOR SENIOR TRUSTEE) UNTIL THE EARLIER OF THE RELEASE DATE (AS DEFINED BELOW) OR THE PRIOR RETIREMENT OF THE RELATED SECURITIES THROUGH REDEMPTION, REPURCHASE OR OTHERWISE.

THE COMPANY SHALL MAKE PAYMENTS OF THE PRINCIPAL OF, AND PREMIUM, IF ANY, AND INTEREST ON, THE COLLATERAL BONDS, TO THE SENIOR TRUSTEE, WHICH PAYMENTS SHALL BE APPLIED BY THE SENIOR TRUSTEE TO THE SATISFACTION OF OBLIGATIONS ON THE RELATED SECURITIES.

THE MATURITY DATE SPECIFIED ABOVE IS ALSO THE MATURITY DATE OF THE RELATED
NOTES.

          WISCONSIN PUBLIC SERVICE CORPORATION, a corporation organized and existing under the laws of the State of Wisconsin (hereinafter called the Company), for value received, hereby promises to pay to FIRSTAR BANK MILWAUKEE, N.A., NATIONAL ASSOCIATION, as trustee for the benefit of the holders of Related Securities, or registered assigns (in such capacity, the "Senior Trustee"), on the 1st day of December, 2028, the sum of _____________________ DOLLARS ($___________) in
lawful money of the United States of America, and to pay interest thereon from the date hereof at the rate of six and eight hundredths per cent (6.08%) per annum, in like money, until the principal hereof becomes due and payable, said interest being payable on the 1st day of June and on the 1st day of December in each year commencing June 1, 1999. The principal and interest so payable on any June 1 or December 1 will be paid to the person or entity in whose name this bond is registered, at the address thereof as it appears on the Company's books for registration and registration of transfer.

          The provisions of this bond are continued on the reverse hereof or attached pages and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

          This bond shall not be valid or become obligatory for any purpose unless and until Firstar Bank Milwaukee, N.A., National Association (successor to First Wisconsin Trust Company), as Trustee under the Indenture, or its successors thereunder, shall have signed the certificate of authentication endorsed hereon.

          IN WITNESS WHEREOF, WISCONSIN PUBLIC SERVICE CORPORATION has caused this bond to be signed in its name by the manual or facsimile signature of its President or a Vice President and its corporate seal or a facsimile thereof to be hereto affixed and attested by the manual or facsimile signature of its Secretary or an Assistant Secretary.

Dated as of:


                              WISCONSIN PUBLIC SERVICE CORPORATION,



                              By:
                                        ______ President
Attest:

_____________________________
____________ Secretary

                        (FORM OF TRUSTEE'S CERTIFICATE)

          This bond is one of the bonds of the series designated therein, described in the within mentioned Indenture and Supplemental Indenture.


                              FIRSTAR BANK MILWAUKEE, N.A.,
                                  NATIONAL ASSOCIATION,
                                      As Trustee


                              By:
                                  --------------------------------
                                        Authorized Signature


          (TEXT APPEARING ON REVERSE SIDE OF BOND OR ATTACHED PAGES)

          This bond is one of a duly authorized issue of bonds of the Company, known as its First Mortgage Bonds, of the Series and designation indicated on the face hereof, which issue of bonds consists, or may consist, of several series of varying denominations, dates and tenors, all issued and to be issued under and equally secured (except in so far as a sinking fund, or similar fund, established in accordance with the provisions of the Indenture, may afford additional security for the bonds of any specific series) by a First Mortgage and Deed of Trust (herein called the "Indenture") dated as of January 1, 1941, executed by the Company to First Wisconsin Trust Company (subsequently succeeded by Firstar Bank Milwaukee, N.A., National Association, herein called the Trustee), as Trustee, to which Indenture and all instruments supplemental thereto reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds as to such security, and the terms and conditions upon which the bonds may be issued under the Indenture and any instruments supplemental thereto and are secured. The principal hereof may be declared or may become due on the conditions, in the manner and at the time set forth in the Indenture, upon the happening of a completed default as in the Indenture provided. This bond is one of a series created by a Supplemental Indenture (herein called the "Supplemental Indenture") dated as of December 1, 1998, between the Company and the Trustee, which is supplemental to the Indenture.

          The Senior Trustee has agreed pursuant to the Senior Indenture to hold the Bonds of this Series as collateral for the benefit of the holders of the Related Securities under all circumstances and not to transfer (except to a successor trustee) such Bonds until the earlier of the Release Date or the prior retirement of the Related Securities through redemption, repurchase or otherwise. "Release Date" means the date on which all First Mortgage Bonds of the Company issued and outstanding under the Indenture, other than the Bonds of this Series and other Bonds pledged as security for Securities issued under the Senior Indenture (collectively "Collateral Bonds"), have been retired (at, before or after the maturity thereof) through payment, redemption or otherwise provided that no default or event of default has occurred and is continuing under the Senior Indenture. On the Release Date, the Senior Trustee shall deliver to the Company for cancellation all Collateral Bonds, and the Company shall cause the Senior Trustee to provide notice to all holders of Related Securities of the occurrence of the Release Date. As a result, on the Release Date, the Bonds of this Series shall cease to secure the Related Securities. Following the Release Date, the Company shall cause the Indenture to be discharged, and the Company shall not issue any additional Collateral Bonds thereunder, and from and after the Release Date, the Company's obligations in respect of the Collateral Bonds shall be satisfied and discharged.

          With the consent of the Company and to the extent permitted by and as provided in the Indenture and/or any instruments supplemental thereto, the rights and obligations of the Company and/or of the holders of the bonds, and/or terms and provisions of the Indenture and/or of any instruments supplemental thereto may be modified or altered by consent of the holders of at least seventy percent (70%) in principal amount of the bonds then outstanding under the Indenture and any instruments supplemental thereto (excluding bonds challenged and disqualified from voting by reason of the interest of the Company or of certain related persons therein as provided in the Indenture); provided that no such modification or alteration shall permit the extension of the maturity of the principal of this bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest or the taking of certain other action as more fully set forth in the Indenture without the consent of the holder hereof.

          The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment of or on account of the principal hereof and interest hereon and for all other purposes, and shall not be affected by any notice to the contrary.

          The bonds of this Series are subject to redemption, prior to maturity, at the option of the Company in whole at any time or in part from time to time, upon payment of a redemption price equal to the greater of (i) 100% of the principal amount of the bonds to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semiannual basis (assuming a 360 day year consisting of twelve 30-day months) at the Treasury Yield (as defined in the Supplemental Indenture) plus two-tenths of one percent (.20%), plus in each case accrued interest thereon to the redemption date, all subject to the conditions and as more fully set forth in the Indenture and the Supplemental Indenture.

          Notice of any such redemption shall be hand delivered or mailed not less than thirty (30) days prior to the redemption date to the registered owner of the bonds so to be redeemed, at its address as the same shall appear on the Company's books for registration and registration of transfer, all subject to the conditions and as more fully set forth in the Indenture and in the Supplemental Indenture, except that no newspaper publication shall be required.

          In the event that an event of default under Section 6.01 of the Senior Indenture has occurred and is continuing, and the Senior Trustee has declared the principal of all of the Related Securities then outstanding immediately due and payable (or such principal has become ipso facto immediately due and payable) under Section 6.02 of the Senior Indenture, then the Company shall call for redemption and redeem all of the bonds of this series then outstanding at a price equal to 100% of the principal amount thereof, together with accrued interest thereon to the redemption date. The redemption date shall be the accelerated maturity date of the Related Securities, and no prior notice of such redemption to the Trustee or the Senior Trustee shall be required.

          This bond is nontransferable except to the Senior Trustee and successor trustees thereto. To the extent that it is transferable, it is transferable by the registered owner hereof in person or by attorney duly authorized in writing, on books of the Company to be kept for that purpose at the principal office of the Trustee at Milwaukee, Wisconsin, upon surrender hereof for cancellation at said office and upon presentation of a written instrument of transfer duly executed. Thereupon the Company shall issue in the name of the transferee, and the Trustee shall authenticate and deliver, a new registered bond or bonds without coupons of the same maturity and interest rate and of equal aggregate principal amount. Any such transfer shall be subject to the terms and conditions specified in the Indenture and the Supplemental Indenture.

          No recourse shall be had for the payment of principal of, premium, if any, or interest on this bond, or any part thereof, or of any claim based hereon or in respect hereof or of the Indenture or any instrument supplemental thereto, against any incorporator, or any past, present or future stockholder, officer or director of the Company or of any predecessor or successor corporation, either directly or through the Company, or through any such predecessor or successor corporation, or through any receiver or a trustee in bankruptcy, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as a part of the consideration for the issue hereof, expressly waived and released, as more fully provided in the Indenture.

                               (END OF TEXT OF BOND)